CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-124372 on Form N-1A of our report dated November 2, 2005, relating to the Statement of Assets and Liabilities of Merrill Lynch Global Equity Opportunities Fund (to be renamed BlackRock Global Dynamic Equity Fund) appearing in the Statement of Additional Information which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 25, 2006